UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2007

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-658-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007, the Board of Directors of Charles River Laboratories International, Inc. (the "Registrant") filled an existing vacancy and appointed Mr. Richard Reese to the Board, effective immediately. In addition, Mr. Reese has been appointed to the Corporate Governance and Nominating Committee of the Board of Directors.

There are no arrangements or understandings between Mr. Reese and any other person pursuant to which he was selected as a director, and there are no transactions in which Mr. Reese has an interest requiring disclosure under Item 404(a) of Regulation S-K. As an element of the compensation that the Registrant provides to all new non-employee directors, Mr. Reese will be receiving non-qualified options to purchase 8,500 shares of the Registrant's common stock, as well as an award of 3,000 shares of restricted stock.

Mr. Reese is the chairman and chief executive at Iron Mountain Incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

December 3, 2007	By:	Joanne P. Acford

Name: Joanne P. Acford
Title: Corporate Senior Vice President, General Counsel and Corporate Secretary